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                                                                    Exhibit 10.2


                   INSURANCE ADMINISTRATION SERVICES AGREEMENT


         THIS INSURANCE ADMINISTRATION SERVICES AGREEMENT ("Agreement") is made and effective as of the 30th day of June, 2000 ("Effective Date"), by and between INSURANCE MANAGEMENT SOLUTIONS, INC. ("IMS"), a corporation organized and existing under the laws of the State of Florida with its principal place of business located at 360 Central Avenue, St. Petersburg, Florida 33701, and INSTANT INSURANCE HOLDINGS, INC. ("Instant"), a corporation organized and existing under the laws of the State of Delaware with its principal place of business located at 8113 Ridgepoint Drive, Suite 214, Irving Texas, 75063, and its designated or wholly owned subsidiaries, collectively, INSTANT AUTO INSURANCE COMPANY ("Instant Auto"), a corporation organized and existing under the laws of the State of Delaware with its principal place of business located at 8113 Ridgepoint Drive, Suite 214, Irving, Texas 75063. Where used in this Agreement, the term "Customer" shall include within its meaning both Instant and Instant Auto.

         WHEREAS, Customer wishes to engage the services of IMS to administer certain of the Customer's obligations for the lines of business ("Authorized Lines of Business") in the state(s) ("Authorized States") set forth in SCHEDULE A; and

         WHEREAS, IMS wishes to provide such insurance administration services as set forth herein.

         NOW THEREFORE, IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto do covenant and agree as follows:

ARTICLE I.        DEFINITIONS

Unless the context clearly requires otherwise, the following terms when used in this Agreement shall have the meanings set forth below:

A. "Affiliate" is any company which controls, is controlled by, or under common control with a party, and "control" is defined as owning 50% or more of such entity.

B. "Authorized Lines of Business" means the lines of business expressly set forth in SCHEDULE A of this Agreement.

C. "Authorized States" means the states expressly set forth in SCHEDULE A of this Agreement.

D. For purposes of legal notice only, "Business Day" means any day other than a Saturday, Sunday or other day which is a bank holiday for Florida State Banks or an IMS paid holiday (New Year's Day, Memorial Day, Independence Day, Thanksgiving Day, day after Thanksgiving, Christmas Eve (after 12 P.M. Eastern Standard Time) and Christmas Day).

E. "Change of Control" means (a) a sale, transfer or pledge, or the issuance to a new shareholder, of fifty (50%) percent or more of the voting stock of a party hereto to any third party that is not an affiliate of such party; or (b) a sale, transfer or pledge of a substantial portion of the material assets of a party, or any merger or consolidation of a party with another entity or entities. Both parties agree as respects this paragraph E, that a change of control includes the above definitions when the sale or purchase is transacted with a company included within the portfolio of Customer's investment group or a distribution partner(s) of Customer.

F. "Distribution Partner(s)" means the Customer's business partners which are authorized by Customer to transact business on Customer's behalf.

G. "Insurance Administration Services" means the services set forth in this Agreement and EXHIBITS I AND II hereto in the Authorized States in accordance with the terms of the Agreement, and all applicable laws and regulations.




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H.       "Insurance Program" means the Customer's insurance products within the
         Authorized Lines of Business to be offered within the Authorized
         States.

I. "Systems Development Life Cycle" means the process of defining, documenting, and sign-off prior to deployment of all of the business, functional, and technical specifications related to the Insurance Administration Services to be performed under this Agreement, and the development and quality assurance of those business, functional and technical specifications after deployment. Refer to APPENDIX B for a more detailed description of the Systems Development Life Cycle.

J. "Technical Information" means and shall include (without limitation) computer programs, databases, designs, algorithms, processes, structures, data formats, business methods, know how, and research and development information.

ARTICLE II.       TERM

A. The implementation period ("Implementation Period") shall begin on the Effective Date of this Agreement and shall end upon completion ("Completion Date") of all tasks delineated in the rollout plan ("Rollout Plan") contained within APPENDIX A for the first five states to be implemented (Colorado, Texas, Arizona, New Mexico and Indiana). Customer shall provide to IMS during such Implementation Period all data, information, background, and other materials as defined by IMS and agreed to by Customer to enable IMS to complete the Rollout Plan delineated within APPENDIX A.

B. The term of the Agreement shall commence on the Effective Date and shall have a minimum operating term ("Minimum Operating Term") of eighty-four (84) full calendar months following the Effective Date. Either party may provide written notice to the other party of its intent to renew the Agreement, no later than six (6) months before the end of the Minimum Operating Term.

ARTICLE III.      RESPONSIBILITIES OF IMS

A. During the Implementation Period, IMS shall design, construct, modify or customize software systems that will enable IMS to provide the Insurance Administration Services. In addition, the Implementation Period will be used by IMS to assemble and train its staff, arrange for furniture and fixtures, and essentially implement the procedures required to provide to Customer the Insurance Administration Services.

B. IMS will utilize the Systems Development Life Cycle and the appropriate phase-specific processes (as further described in APPENDIX B) to complete the Rollout Plan and to accomplish any other project related to the Insurance Administration Services to be performed on behalf of Customer under this Agreement. IMS and Customer will cooperate to jointly develop the test plans and business test cases to be used during the Systems Development Life Cycle. IMS will provide Customer with the test results and shall await the Customer's sign-off prior to deployment into live production. C. IMS shall dedicate the human, equipment and computer resources commercially reasonably required to provide Customer with the Insurance Administration Services, during the term of this Agreement, for the Insurance Program and Authorized States specified in SCHEDULE A. If Customer is reasonably dissatisfied with a key IMS staff member assigned by IMS to provide Insurance Administration Services under this Agreement, then upon Customer's written notice thereof, IMS shall exercise commercially reasonable efforts to replace IMS key staff member within a reasonable time from IMS' receipt of notice, but in no event later than three (3) months from IMS' receipt of notice. During the process by which IMS is replacing a key staff member, Customer may be involved during the interview process.




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D.       IMS shall perform the Insurance Administration Services as described in
         Exhibit I & II, in accordance with the service standards and goals described in SCHEDULES C & D.

E. IMS shall designate an employee ("Account Manager") of sufficient status and authority to act as liaison with Customer to facilitate IMS' performance of the Insurance Administration Services under this Agreement. The Account Manager shall provide written and oral communication of the status of implementation and administration of the Insurance Administration Services as agreed to by and between Account Manager and Customer.

F. IMS shall, based on accepted industry standards and in accordance with generally accepted insurance and accounting practices as designated by the appropriate state regulatory bodies, maintain complete and orderly records and policy and/or claims files as may be required as a result of IMS performing the Insurance Administration Services on behalf of Customer. These files shall be retained by IMS, in a format or media defined by IMS which shall be in compliance with applicable laws and regulations, for a minimum of five (5) years or the period specified by the applicable state and/or federal statutes regulating the preservation of records, whichever is longer, unless the Customer requests that its records be returned to it at its expense; provided, however, that IMS shall be entitled to retain copies thereof. It is specifically agreed and understood between the parties that all records referred to in this paragraph "F" constitute sole and exclusive property of Customer, and shall be treated as such by IMS pursuant to the "Client Confidentiality" Section of IMS' Associate Manual.

G. At IMS' expense, IMS will provide office space at its principal servicing office for two designated employees of Customer. The office space will be equipped with a telephone with customer service monitoring capability and a personal computer with access to Customer's policy information data, and capable of permitting occupancy for two
         (2) people.

H. IMS and Customer acknowledge and agree that Customer bears all risk and has ultimate responsibility for the policies to be administered by IMS, and that Customer shall at all times have ultimate decision-making discretion with regard to all matters pertaining to the Insurance Program policies. Customer acknowledges and agrees that any handling instructions or direction from Customer to IMS shall be within the bounds of any and all applicable laws and regulations pertaining to the handling of such policies.

ARTICLE IV.       RESPONSIBILITIES OF CUSTOMER

A. During the term of this Agreement (including the Implementation Period), Customer shall by mutual agreement with IMS provide to IMS, in a timely manner, any and all data, information and other items required to enable IMS to perform the Insurance Administration Services specified in EXHIBITS I AND II of this Agreement. Customer shall also provide IMS with Customer's banking institution account information relating to the services being provided by IMS under this Agreement, corporate and subsidiary logos (if applicable), style and specifications of printed documents (such as insurance policies), and policy jackets. Customer represents and warrants to IMS that it owns and possesses all property rights to its corporate and subsidiary logos and hereby grants and warrants to IMS a limited, non-transferable, non-assignable, license to use Customer's corporate and subsidiary logos (and any other copyrighted or trademarked property of Customer that may be provided to IMS under this Agreement) while performing the Insurance Administration Services on behalf of Customer. Customer acknowledges and agrees that delays in delivery of required documentation, data and/or information by Customer will result in a similar delay in fulfilling Insurance Administration Services, and that such a delay in performing the Insurance Administration Services shall not be deemed a breach of the Agreement.




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B.       Customer shall work and cooperate with IMS in utilizing the Systems
         Development Life Cycle (as further described in APPENDIX B) to complete the Rollout Plan and to accomplish any other project (related to the Insurance Administration Services) to be performed under this Agreement. Customer participation in the Systems Development Life Cycle shall include, but shall not be limited to, promptly reviewing and signing-off on all definitions and documentation prior to the commencement of each phase within the Systems Development Life Cycle. Customer agrees to provide such sign-off in writing within ten (10) business days of receipt of satisfactory test results from IMS. Customer shall perform functional and business case testing within the IMS Model Office environment to meet the agreed upon specifications. Customer will work and cooperate with IMS to jointly develop the test plans and business test cases to be used during the Systems Development Life Cycle.

C. CUSTOMER ACKNOWLEDGES AND AGREES THAT IMS ASSUMES NO INSURANCE RISK FOR THE BUSINESS PROCESSED UNDER THIS AGREEMENT.

D. Customer shall designate manager level employees of sufficient status and binding decision making authority to act as liaisons with IMS and to facilitate Customer's role as IMS performs the Insurance Administration Services enumerated in EXHIBITS I AND II of this Agreement.

ARTICLE V.        CUSTOMER ACCESS TO RECORDS / CONFIDENTIAL INFORMATION

A. At Customer's expense, Customer will be permitted access (as set forth herein) to all IMS and Customer records and information (excluding, specifically, IMS' proprietary technical design information) reasonably necessary to: (i) audit the completeness and accuracy of the Insurance Administration Services provided under this Agreement and reports produced for Customer pursuant to this Agreement; (ii) verify the accuracy and validity of all billings and charges to Customer under this Agreement, including any travel and living expenses; and (iii) verify IMS' overall compliance with the terms of this Agreement and applicable laws and regulations. IMS will maintain a log of all system issues which affect IMS' ability to perform the terms of this Agreement. Customer will bear the cost of access to the above records, including the costs of travel, personnel, computer hardware and software, and data line charges.

         Access to the above records, for the foregoing purposes, will be provided during normal business hours upon five (5) Business Days prior written notice to IMS by Customer for so long as IMS is required to maintain such records under this Agreement; except in case of regulatory inquiry, in which case access will be granted within twenty four (24) hours of written notice to IMS.

         At Customer's expense, Customer will be permitted to copy (using a copy service of Customer's choice) those IMS records subject to audit in accordance with this Article.

         Upon five (5) days written request by Customer, and at Customer's expense (based on IMS' actual expense), IMS will promptly mail or fax to Customer supporting documentation concerning any specific transaction processed by IMS under the terms of this Agreement.

         IMS will provide adequate workspace as mutually agreed upon between Customer and IMS for Customer to conduct audits in accordance with this Article. Further, Customer or its representatives shall take reasonable precautions, when conducting audits under this Article, not to materially disrupt IMS' ongoing business activities. IMS shall provide Customer with workspace, resources (both physical and human) and amenities necessary to enable Customer to conduct the audit. Any additional costs incurred by IMS in providing the human resources pursuant to this paragraph A shall be borne by Customer.




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B.       The recipient ("Recipient") of confidential data and/or information pursuant to this Agreement shall maintain the confidentiality of all data and/or information which is the property of the other party ("Disclosing Party"), whether originally supplied by the Disclosing Party, or whether generated by the Disclosing Party in the course of performing or facilitating the Insurance Administration Services under this Agreement and which is directly accessible to the Recipient or is in the possession of Recipient in the implementation, facilitation and/or performance of the Insurance Administration Services. During the term of this Agreement, Recipient may acquire, know, or have within its possession, information (including, but not limited to, Technical Information) and/or data of the Disclosing Party concerning commercial and trade affairs, rating and underwriting rules and guidelines, the identity of clients, the identity of insureds and beneficiaries, claims, benefits, rates and agents, financial information, Proprietary System (as defined at Article VII, A herein), and business practices of the Disclosing Party ("Confidential Information"). Confidential Information which is provided in tangible form must be clearly marked "Confidential", "Proprietary" or the substantial equivalent thereof, or if orally disclosed must be clearly identified as "Confidential" or "Proprietary" at the time of the disclosure (except for IMS' Technical Information, Customer's underwriting rules and guidelines, the identity of Customer's clients, the identity of Customer's insureds and beneficiaries, claims, benefits, rates and agents, and, the following documents provided by Customer to IMS prior to the Effective Date of this Agreement: all Flex Bill documentation (including presentation, matrices, billing guides, `The eCoverage Report', discount flow charts, network diagrams, call reason code documentation, initial data mapping with Amis, sample hierarchy reports, initial web flow, point of sale specifications, and initial tiered rating spreadsheet, which will be deemed "Confidential Information" under this Agreement, regardless of whether marked as such). Except as required by law, Recipient shall keep Disclosing Party's Confidential Information confidential and shall only use the Confidential Information in performing or facilitating the Insurance Administration Services under this Agreement. Recipient shall not disclose the Confidential Information without Disclosing Party's prior written permission except to Recipient's employees who require the information to perform or facilitate the Insurance Administration Services under this Agreement. Each party hereto, as a Recipient, warrants to the other that appropriate measures shall be taken by Recipient to safeguard the confidentiality of the Confidential Information, with a level of care at least equal to the level of care with which Recipient safeguards its own confidential or proprietary information. All employees, agents or representatives of Recipient and any third parties who are given access to the Confidential Information shall be under written obligation to Recipient to maintain such information in confidence.

         IMS and Customer agree that Recipient shall have no obligation with respect to any information or data which:

         a) is already rightfully known to Recipient through means other than Disclosing Party; or
         b) is or becomes publicly known through no wrongful act of Recipient; or
         c) is rightfully obtained by Recipient from a third-party without similar restriction and without breach of this Agreement; or
         d) is independently developed by Recipient without breach of this Agreement.

         Disclosing Party shall retain title to all Confidential Information (whether tangible or intangible) delivered thereby pursuant to this Agreement. Recipient shall not copy, reproduce or use any Confidential Information without written authorization of Disclosing Party, except as may be required to accomplish the Insurance Administration Services under this Agreement. Recipient shall promptly return or destroy, on written request of Disclosing Party, all tangible copies containing Confidential Information, except those copies kept in the regular course of business, or that are required to be kept pursuant to any state or federal administrative, regulatory or statutory mandates. The obligations under this Paragraph shall survive the termination of this Agreement. Notwithstanding the foregoing, this Article shall not prevent the disclosure of Confidential Information to the extent legally required by any court or regulatory entity having jurisdiction over the parties.




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C.       For purposes of this Article V., Recipient and Disclosing Party shall include within their meaning all respective subsidiaries, distribution partners, agents, representatives, affiliates or fronting companies of the Recipient and Disclosing Party.

D. The obligations of Customer and IMS under this Article V. shall continue and remain in effect after termination of this Agreement.

ARTICLE VI.       EXPENSES AND FEES

A. In consideration of IMS providing Insurance Administration Services as described herein, Customer shall pay IMS fees and expenses as specified in SCHEDULE B. Except for the service fee ("Service Fee") which is based upon a percentage of Customer's direct written premium, the Miscellaneous Fees specified in Section V of SCHEDULE B hereto may be increased effective as of each anniversary of the Effective Date by no more than the percentage increase in the United States Consumer Price Index for all Urban Users (CPI-U) as reported by the United States Bureau of Labor Statistics for the most recently completed calendar year that IMS is performing services on behalf of the Customer. Further, in the event that a vendor supplying a service or product to IMS, which service or product is used by IMS to provide the Insurance Administration Services to Customer, increases its rates charged to IMS, or there is an increase in a statutory, regulatory or judicial cost, IMS may increase the Service Fee and Miscellaneous Fees set forth herein by no more than the amount of such increased costs and will provide Customer with documentation verifying the increase.

B. Customer shall not be required to pay for any third-party products used by IMS in delivering its Insurance Administration Services as specified in EXHIBITS I AND II, unless the terms of Article VI.G apply. Customer shall pay for services including but not limited to third party information service fees and data communication line charges, for which Customer shall pay directly.

C. Customer shall reimburse IMS for actual travel, living and out-of-pocket expenses incurred by IMS personnel, provided such expenses are approved in writing by Customer. Customer shall not pay IMS for IMS' travel time.

D. Customer agrees to pay any and all tariffs and taxes that are now or may become applicable to the Insurance Administration Services rendered hereunder, including, but not limited to, sales, use, and personal property taxes, or any other form of tax based on Insurance Administration Services performed, equipment used by IMS solely for Customer, and the communicating of storage of data used by IMS solely for Customer, but excluding taxes on the net income of IMS.

E. Subject to the terms of this Agreement, all fees and expenses to be payable by Customer to IMS or any third party (such as sub-contractors IMS may hire on behalf of or at the direction of Customer) under this Agreement shall be paid within thirty (30) calendar days after Customer's receipt of IMS' monthly statement for the Insurance Administration Services, miscellaneous services or third-party services provided to Customer under this Agreement. IMS will calculate fees owed to IMS by Customer and will send a statement to Customer within two (2) weeks of the last day of the month for which fees are owed. If Customer disputes any amount listed on a monthly statement, then Customer shall timely pay any undisputed amount and the parties will exercise best efforts to resolve any issue as to a disputed amount within five (5) Business Days of Customer's receipt of the monthly statement. Customer's failure to pay all fees and expenses when due shall be considered a material breach of this Agreement. IMS shall notify Customer of any such breach within thirty (30) days of the breach.




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F.       Prior to any renewal of this Agreement, IMS may modify SCHEDULE B in its discretion to reflect any increase in the cost of providing the Insurance Administration Services (including, but not limited to statutory, regulatory, or judicial changes that require IMS to incur additional costs or expenses in performing the Insurance Administration Services) or to remain competitive with the rates currently being charged within the industry for like services. Any modification of SCHEDULE B shall be proposed to Customer at least eight (8) months prior to the expiration of the term of this Agreement.

G. If costs arise during the term of this Agreement that were not anticipated by the parties at the time this Agreement was executed, then payment of such costs will be resolved as follows: (a) if the work or reason giving rise to the unanticipated cost is only for Customer's benefit, then Customer will pay such costs, or (b) IMS will pay such costs. Such resolution for unanticipated costs or costs or fees in dispute will be by mutual agreement between IMS and Customer. Any such unresolved dispute will be subject to the terms of Article XII.

H. Customer shall ensure that within any monthly billing period, a minimum of ninety percent (90%) of all new business that is processed by IMS materially conforming to the description of services provided in
         Exhibit I, C of this Agreement, for the Authorized Line of Business and Authorized State, is processed using the electronic access and without the manual data entry by IMS. If in any given monthly billing period, more than ten percent (10%) of new business for the Authorized Line of Business and Authorized State is not processed by IMS via the internet access and requires the manual data entry by IMS, then Customer shall retroactively pay IMS on a time and material basis (as specified in SCHEDULE B, Section V of this Agreement) for the manual processing of any new business that is in excess of the ten percent (10%) level.




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ARTICLE VII.      LICENSE, TRADE SECRET AND PROPRIETARY RIGHTS

A. IMS from time to time may use its own proprietary computer software products and account servicing methods and procedures ("Proprietary System"), which are identified, described or referenced in Exhibits I and II hereto, but specifically excluding Customer Exclusive Code, as defined below, in the performance of the Insurance Administration Services. During any term of this Agreement, IMS grants a personal, non-transferable, non-assignable, non-exclusive license with the restrictions set forth below to Customer and its appointed insurance sales agents, representatives, or distribution partners to use portions of the Proprietary System as necessary for IMS to perform the Insurance Administration Services to be performed by IMS under this Agreement.

B. Any modifications or enhancements to the object code of the Proprietary System that IMS specifically designs and develops for Customer pursuant to this Agreement and/or Exhibits I and II of this Agreement and during any term of the Agreement ("IMS/Customer Exclusive Modification") (as may be documented within the Systems Development Life Cycle) which are mutually agreed by IMS and Customer to be special modifications and enhancements for this Customer alone, will be specifically marked with the legend "IMS/Customer Exclusive Modification" and shall constitute the sole and exclusive property of Customer. IMS and Customer agree that the parties shall act in a commercially reasonable manner in determining whether any modification or enhancement to the Proprietary System is "proprietary" or "exclusive" to Customer and thus shall be marked as an "IMS/Customer Exclusive Modification". Notwithstanding the foregoing, it is hereby agreed by the parties that Flex Billing(R), Equity Specific Billing Forms, Reporting Hierarchy, Instant Rater, Point of Sale Interface, and Web Rater Interface, are IMS/Customer Exclusive Modifications. Further, no provision within this Agreement shall be interpreted as prohibiting IMS from selling or licensing its Proprietary System or modifications and enhancements to the Proprietary System (object code not specifically designed or developed for Customer pursuant to the terms of this Agreement and not specifically marked "IMS/Customer Exclusive Modification") to any other customer or prospective customer of IMS. IMS agrees that it will not sell to, or use in full or in part on behalf of, any other customer of IMS, an IMS/Customer Exclusive Modification.

C. Other than the limited rights to use the Proprietary System, in Article VII, this Agreement grants to Customer no right to possess or reproduce, the Proprietary System or its specifications in any tangible or intangible medium. Customer may not mortgage, hypothecate, sell, assign, pledge, lease, transfer, license, sublicense, reverse engineer, modify, make derivative works of, or obtain any other interest in the Proprietary System, nor allow any person, firm, entity or corporation to transmit, copy, reproduce, download, reverse engineer, modify, make derivative works of, or obtain any other interest in the Proprietary System or its specifications in whole or in part. Customer shall not permit third parties to benefit from the use or functionality of the Proprietary system via time-sharing, service bureau, facilities management, or other similar arrangement. In the event Customer shall come into possession of any source or object code associated with the Proprietary System, Customer shall immediately notify IMS and return the source or object code associated with Proprietary System in its possession and all copies of any kind thereof to IMS. Customer acknowledges that the IMS/Customer Exclusive Modification is designed to work with the Proprietary System and that the IMS/Customer Exclusive Modifications are not functional apart from the Proprietary System, and that the Customer has no rights in the Proprietary System except for the specific license granted in this Article VII.

D. Customer covenants and agrees not to disclose or otherwise make the Proprietary System available to any person other than employees, distribution partners, insurance sales agents or representatives of the Customer required to have access or use of the Proprietary System to facilitate IMS' or Customer's performance under this Agreement. Customer agrees to obligate each such employee, appointed insurance sales agent, distribution partner or representative to a level of care sufficient to protect the Proprietary System from unauthorized disclosure or reverse engineering.

E. Upon termination of this Agreement, IMS shall be prohibited from possessing or reproducing, downloading, reverse engineering, or obtaining any other interest in the IMS/IAIEC. Further, upon termination of this Agreement, IMS shall have no right to possess or reproduce, the IMS/IAIEC or its specifications in any tangible or intangible medium. During and after the termination of this Agreement, except as to Customer, IMS may not mortgage, hypothecate, sell, assign, pledge, lease, transfer, license, sublicense, reverse engineer, modify, make derivative works of, or obtain any other interest in a IMS/IAIEC, nor allow any person, firm, entity or corporation to transmit, copy, reproduce, download, reverse engineer, modify, make derivative works of, or obtain any other interest in a IMS/IAIEC or its specifications in whole or in part. IMS shall not permit third parties to benefit from the use or functionality of a IMS/IAIEC via time-sharing, service bureau, facilities management, or other similar arrangement. After the termination of this Agreement, in the event IMS shall come into possession of any source or object code associated with a IMS/IAIEC, IMS shall immediately notify Customer and return the source or object code associated with IMS/IAIEC in its possession and all copies of any kind thereof to Customer.

F. IMS covenants and agrees not to disclose or otherwise make a IMS/IAIEC available to any person other than employees, distribution partners, agents or representatives of IMS required to have access or use of a IMS/IAIEC to facilitate IMS' or Customer's performance under this Agreement. IMS agrees to obligate each such employee, agent, distribution partner or representative to a level of care sufficient to protect a IMS/IAIEC from unauthorized disclosure or reverse engineering.

G. IMS will notify Customer in writing at least five (5) days prior to the implementation of any and all modifications IMS proposes to make to the IMS Proprietary System that may affect Customer's business and IMS's performance of IMS duties and services under this Agreement.

H. Any global changes or enhancements made by IMS to the Proprietary System will be used by IMS in connection with providing the Insurance Administration Services hereunder.

I. The obligations of the parties under this Article shall continue and remain in effect after this Agreement is terminated for any reason.


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ARTICLE VIII.     TERMINATION

A. Either party may terminate this Agreement at the end of the Minimum Operating Term, provided the terminating party gives the other party at least six (6) months prior written notice of such termination.

B.       This Agreement shall also terminate:

         a) at the election of the Customer, upon written notice to IMS, if IMS becomes insolvent, if it makes an assignment for the benefit of its creditors, if a petition for relief under the Bankruptcy Act is filed by or against it and it is not dismissed within thirty (30) days of being filed, or if a trustee, receiver or other custodian of its assets is appointed;

         b) at the election of IMS, upon written notice to Customer, if Customer becomes insolvent, if it makes an assignment for the benefit of its creditors, if a petition for relief under the Bankruptcy Act is filed by or against it and it is not dismissed within thirty (30) days of being filed, or if a trustee, receiver or other custodian of its assets is appointed; including, but not limited to, any proceeding pursuant to any state or federal action governing insurer insolvency.

         c) at the election of the Customer, if IMS materially breaches any provision of this Agreement and fails to cure such breach within sixty (60) days after written notice thereof is given to IMS by the Customer;

         d) at the election of Customer, if IMS materially breaches any provision of this Agreement (except the provisions of SCHEDULE
                  D), with or without curing the breach, more than ten (10) times in any three (3) month period.

         e) at the election of IMS, if Customer materially breaches any provision of this Agreement and fails to cure such breach within sixty (60) days after written notice thereof is given to Customer by IMS (except for Customer's failure to pay any and all fees and expenses due under Article VI of this Agreement, in which case Customer must cure such breach within thirty (30) days after written notice thereof is given to Customer by IMS);

         f) at the election of the Customer, upon written notice to IMS, in the event of a Change of Control of IMS, unless (i) IMS has provided Customer not less than sixty (60) days advance written notice of the proposed Change of Control and

         g) at the election of IMS, upon written notice to Customer, in the event of a Change of Control of Customer unless (i) Customer has provided IMS not less than sixty (60) days advance written notice of the proposed Change of Control.

C. The initiation under this Agreement of any dispute resolution procedure shall not prevent a party from terminating this Agreement in accordance with this Article VIII.

D. On expiration or termination of this Agreement, IMS shall return to Customer all of Customer's information including its policy forms, manuals, instructional memos, procedural memos, reports, and any and all other customer information requested either in electronic or hard copy form, in IMS' possession and delete any electronic copies thereof related to the Insurance Administration Services provided by IMS during the term of this Agreement; Customer shall do the same and cause Customer's agents to do the same relative to IMS' information. Customer shall pay IMS (in accordance with Schedule B then in effect) any and all Service Fees, Miscellaneous Fees and third party fees due IMS for Insurance Administration Services performed prior to the termination date of this Agreement. IMS and Customer shall cooperate in any transition period during the wind-up of Insurance Administration Services provided Customer under this Agreement. If Customer requires assistance in converting Customer's data to a new format, or requires assistance from IMS relative to Customer's transition to an alternative processing arrangement, then IMS shall provide such services at the then current rates charged by IMS for the services specified in Section
         V. 1 of Schedule B. (except in the case where IMS is finally adjudicated by a court or Arbitration Board as being in material breach of this Agreement (and such breach is not timely cured) and Customer terminates this Agreement for such material breach, then IMS will provide such data conversion services at IMS' sole expense). This provision shall survive any termination of this Agreement.

ARTICLE IX.       WARRANTIES AND COVENANTS

IMS covenants that: (a) all Insurance Administration Services shall materially conform to the descriptions set forth in EXHIBITS I AND II of this Agreement;
(b) all Insurance Administration Services shall be performed in a good and workmanlike manner; and (c) IMS will comply in all material respects with the law of the state or states covered by this Agreement and with the rules and regulations of all regulatory authorities having jurisdiction over IMS' activities, and shall, whenever necessary, maintain at its own expense all required licenses to transact business in such states. IMS warrants to Customer that (a) IMS owns or otherwise has the right to use the Proprietary System used to perform the Insurance Administration Services, and the rights to such Proprietary System granted hereunder will not knowingly infringe upon a third party's copyright or patent rights; (b) IMS is duly authorized to transact the business of servicing insurance companies; and (c) the express warranties provided here and elsewhere in this Agreement are IMS' only warranties and no other warranty, express or implied, including any warranty of merchantability, fitness or fitness for a particular purpose, will apply to the provision of Insurance Administration Services under this Agreement.

ARTICLE X.        LIABILITY, LIMIT OF LIABILITY, INDEMNITIES AND REMEDIES

A. The parties shall assume the following obligations and liabilities as specified below and subject to the limitations on liability set forth in Paragraph B below:

         (a) IMS shall indemnify, defend and hold harmless Customer, its officers, directors, employees and controlling persons from any liability, cost, loss, fine, penalty, claim, demand, damage or expense, including reasonable attorneys' fees, incurred solely and directly as a result of any material breach of IMS' obligations under this Agreement or the material breach of any representation or warranty made by IMS to Customer pursuant hereto;

         (b) Customer shall indemnify, defend and hold harmless IMS, its officers, directors, employees and controlling persons from any liability, cost, loss, fine, penalty, claim, demand, damage or expense, including reasonable attorney's fees, incurred solely and directly as a result of any material breach of Customer's obligations under this Agreement or the material breach of any representation or warranty made by Customer to IMS pursuant hereto.

         (c) Customer agrees to, and shall cause its affiliates, subsidiaries, agents and fronting companies, jointly and severally, to indemnify, defend and hold harmless IMS, its officers, directors, employees, agents, representatives, and controlled and controlling persons (collectively "IMS") from and against any and all liabilities, losses, damages, demands, claims, suits, actions, causes of action, proceedings, assessments, judgments, awards, penalties, settlements, fees, costs and/or expenses of any kind or nature whatsoever asserted against, resulting to, imposed upon or incurred by IMS or any of IMS' Affiliates, directly or indirectly, by reason of, arising out of, relating to or resulting from any agreement, obligation or relationship, contractual or otherwise, that Customer has or ever had with Inspire Insurance Solutions, or any of its affiliates or subsidiaries.

B. Except for: (i) Service Fee and other amounts owed to IMS by Customer in consideration of IMS providing the Insurance Administration Services, miscellaneous services or third party services hereunder;
         (ii) acts of fraud, or willful misconduct; (iii) penalties payable by IMS under Article XIII of this Agreement, and (iv) violations of
         Article VII of this Agreement, each party's maximum liability ("Maximum Liability") to the other party for any cause whatsoever, during any one calendar year (including, but not limited to, amounts payable to either party by the other for regulatory fines, settlements and penalties) shall be limited to direct damages incurred by that party. In no event shall IMS' or Customer's liability for breach of this Agreement or any of its provisions exceed the amount of compensation paid by Customer under Schedule B of this Agreement for the three months immediately preceding the breach. Neither party shall be liable for any lost profits, business goodwill, or other consequential, punitive, special or incidental damages incurred by the other.

C. If data is processed in error due to an error or defect in the Insurance Administration Services provided by IMS, then upon IMS receiving notice of such error or defect, IMS shall reprocess such data without charge to Customer and will assume resulting liability therefrom subject to the provision of Article X, paragraph B.

D. In the event of any IMS Proprietary System error or omission which materially affects IMS' ability to perform the Insurance Administration Services under this Agreement, IMS will correct same at no cost to Customer.

E. All parties agree to promptly give the others notice upon being notified or becoming aware of any and all allegations or claims, which could give rise to a claim under this Article.

F. Notwithstanding any other provision of this Agreement, Customer shall be liable to IMS for all damages resulting from a breach of Customer's obligations under Article VII.C.

ARTICLE XI.       GENERAL AGREEMENTS

A. This Agreement and all matters arising hereunder shall be governed by and determined in accordance with the laws of the State of Texas without giving effect to any choice of law provisions, except for matters arising out of or pertaining to IMS' proprietary software systems, which shall be governed by and determined in accordance with the laws of the State of Florida.

B. The parties shall not be liable or deemed to be in default hereunder for any delay or failure in performance under this Agreement or interruption of the Insurance Administration Services resulting, directly or indirectly, from acts of God (including but not limited to weather catastrophes such as floods, hurricanes, tornadoes, windstorms, ice storms, blizzards and hail storms), civil or military authority, labor disputes, shortages of suitable parts, materials, labor or transportation or any similar cause beyond the reasonable control of the parties. IMS acknowledges that it has a detailed emergency recovery plan for interruption of the Insurance Administration Services and has contracted with an emergency "Hot Site". IMS shall follow its recovery plan, which provides recovery priority to "Production Customers" and is designed to re-establish the Insurance Administration Services following a disaster causing an interruption thereof. IMS acknowledges that Customer is a Production Customer. Customer acknowledges that the Hot Site is only a temporary bridge and that there may be a diminution in the performance levels of the Insurance Administration Services (but IMS will make a good faith effort, under the circumstances, to meet IMS' goal of re-establishing, at a minimum, quoting, rating and policy issuance services for Production Customers within 72 hours of a disaster) until the main data center capabilities are re-established. IMS will maintain and update its recovery plan and will conduct annual testing of its recovery plan. IMS will provide the results of such annual testing to Customer within ten (10) days of receipt of such results.

C. Customer and IMS agree that, during the term of this Agreement and for a period of six (6) months following the termination of this Agreement, neither party will directly or indirectly induce any employee of the other to terminate his or her employment with the other party, nor will either party, without prior written consent of the other, offer employment to any employee of the other party or to former employees of the other party during the six (6) month period immediately following such employee's termination. This Paragraph C. shall survive termination of this Agreement. The provisions of this paragraph apply to each party's respective subsidiaries, agents, affiliates and other related entities.

D. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery, by overnight carrier, by registered or certified mail or by facsimile transmission and shall be addressed as follows:

                  As to Customer:           Instant Insurance Holdings, Inc.
                                            8113 Ridgepoint Drive, Suite 214
                                            Irving, Texas 75063
                  Fax Number:               214-496-3633
                  Attention:                President

                  As to IMS:                Insurance Management Solutions, Inc.
                                            360 Central Avenue, 16th Floor
                                            St. Petersburg, FL 33701
                  Fax Number:               (727) 823-6518
                  Attention:                President

         Notices sent by hand delivery shall be deemed effective on the date of actual hand delivery. Notices sent by overnight carrier shall be deemed effective on the next Business Day after being placed into the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed effective on the fifth Business Day after being deposited into the post office. Notices sent by facsimile transmission shall be deemed to be effective on the day when sent if sent prior to 4:30 p.m. (the time being determined by the time zone of the recipient), otherwise they shall be deemed effective on the next Business Day.

E. This Agreement, and the exhibits, schedules and addenda attached hereto, supercedes all of the prior oral and/or previously written agreements, representations, and arrangements between the parties hereto. There are no representations or warranties other than those set forth herein. No change or modification of this Agreement, including the exhibits, schedules and addenda hereto, shall be valid unless the same shall be in writing and signed by all of the parties hereto. All schedules, addendum of any kind, or attachments to this Agreement shall be made a part of this Agreement and shall be subject to all terms and conditions of this Agreement. Articles V (B), VII, XI (C) shall survive any termination of this Agreement.

F. Words of a gender used in this Agreement shall be held to include any other gender, the words in a singular number held to include the plural, when the sentence so requires. Article headings are intended for purposes of description only and shall not be used for purposes of interpretation of this Agreement.

G. Should any part of this Agreement for any reason be declared invalid, such decision shall not effect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if the Agreement had been executed with the invalid portion thereof eliminated. It is, therefore, declared the intention of the parties hereto that each of them will have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared void.

H. If either party should bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare, void or terminate this Agreement or any provisions thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorneys' fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorneys' fees were incurred.

I. Neither IMS nor Customer shall assign this Agreement or any of its rights hereunder without the prior written consent of the non-assigning party.

J. The parties agree not to disclose the terms and conditions of this Agreement to any third party, except (i) as required in the normal conduct of Customer's business, or (ii) as required by law or regulation including, without limitation, any Federal securities law, or regulation.

K. Neither Customer nor IMS will make or cause to be made any announcement or communication ("Press Release") regarding Customer's transition from doing business with INSpire Insurance Solutions, Inc. ("INSpire") to doing business with IMS, or regarding that Customer has ceased doing business with INSpire. The terms of this Article XI, paragraph K shall not prohibit either party from issuing a mutually agreed upon Press Release regarding any initiatives undertaken between Customer and IMS or any development in the business relationship between Customer and IMS which occur or are planned to occur after the Effective Date of this Agreement.

ARTICLE XII.      DISPUTE RESOLUTION PROCEDURES

A. The parties will attempt in good faith to promptly resolve any dispute arising under this Agreement by negotiations between senior management ("Senior Management") of the parties. Senior Management of each party will meet within ten (10) calendar days of notice ("Notice of Dispute") by a party of the existence of a dispute, at a mutually agreed time and place, to resolve the dispute. Notwithstanding any provisions in this Agreement pertaining to IMS' rights to cure any service standard deficiencies or Customer's rights pursuant to Schedule B.VI, Senior Management, who shall have the authority to settle the dispute, shall prepare and exchange memoranda stating the issues in the material dispute and their positions. If the material dispute is not resolved to the mutual satisfaction of the parties within seven (7) calendar days of the meeting of Senior Management, then the parties may attempt to resolve the controversy using mediation.

B. If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) calendar days of the issuance of a party of a Notice of Dispute, or if either party will not participate in mediation, then either party may initiate arbitration upon fifteen (15) calendar days written notice to the other party. Notwithstanding the foregoing, all deadlines specified above may be extended upon mutual written agreement of the parties.

C. Except for the right of either party to apply to a court of competent jurisdiction for review of the award of arbitration, for a temporary restraining order, preliminary injunction or other equitable relief to preserve the status quo, or disputes relating to breach of the confidentiality, non-disclosure or trade secret provisions of this Agreement, all claims, disputes, controversies and other matters relating to breach of this Agreement, and which cannot be resolved by the parties shall be settled by arbitration in accordance with this Agreement.

D. Notice requesting arbitration ("Arbitration Notice"), or any other notice made in connection therewith, shall be made in writing by one party and sent by certified mail, return receipt requested, to the other party. The Arbitration Notice shall state in particular all issues to be resolved in the view of the complaining party, shall appoint the arbitrator selected by the complaining party and shall set a tentative date for the hearing, which date shall be no sooner than forty-five (45) calendar days and no later than ninety (90) calendar days from the date that the Arbitration Notice is mailed. Within twenty
         (20) calendar days of receipt of the complaining party's Arbitration Notice, the respondent shall notify the complaining party of the location for conducting arbitration and the name of its appointed arbitrator. When the two arbitrators have been appointed, they shall agree on a third independent arbitrator and shall appoint such person by written notice to the parties signed by both arbitrators within thirty (30) calendar days from the date of the appointment of the second arbitrator. If the two arbitrators fail to agree upon the appointment of an independent arbitrator at the end of thirty (30) calendar days following the appointment of the second arbitrator, then the independent arbitrator shall be appointed by the American Arbitration Association ("AAA"), or its successor, in accordance with its then prevailing commercial arbitration rules then in effect. The three (3) arbitrators shall constitute the Arbitration Board ("Board").

E. The members of the Board shall be active or retired (i) lawyers or professionals familiar with insurance and/or (ii) active or former officers or management employees of insurance and/or data processing firms and/or software development companies. The person selected by the two respective arbitrators appointed by the parties shall be the umpire or chief arbitrator and must be a licensed attorney.

F. Arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association ("AAA") then in effect except as modified herein.

G. The parties agree that all then current employees of each with material relevant information will be voluntarily produced, at the employer's expense, for all proper discovery and arbitration hearings.

H. The cost of the arbitration relative to the arbitrators and the AAA ("Costs") shall be borne equally pending the arbitrators' award. Each party shall bear its own expenses for attorneys' fees. The prevailing party in any arbitration proceeding hereunder shall be entitled, in addition to such other relief as may be granted, to recover the portion of the Costs incurred by that party in connection with arbitration under the Agreement prior to the award.

I. The parties agree that the arbitrators shall be required to render their decision in writing within thirty (30) calendar days of the conclusion of the arbitration proceedings, unless such time shall be extended by mutual written agreement of the parties.

J. With respect to any matter brought before the Board, the Board shall make a decision having regard to the intentions of the parties, the terms of this Agreement, and custom and usage of the insurance and data processing industry. Such decisions shall be in writing and shall state the findings of fact and conclusions of law upon which the decision is based, provided that such decision may not (i) award consequential, punitive, special, incidental or exemplary damages, or (ii) include a suspension of this Agreement or any provisions hereof. The decision shall be based exclusively upon the evidence presented by the parties at a hearing in which evidence shall be allowed. Said decisions may be reviewable and vacated, modified or corrected, in whole or in part, by appropriate courts of competent jurisdiction for clear abuses of discretion or errors at law by the Board. If the decision is not vacated, modified, or corrected in whole or in part upon an appeal, such decision shall be final and binding upon all parties to the proceeding and may be entered by either party in any court having competent jurisdiction.

ARTICLE XIII. ADDITIONAL AUTHORIZED STATES, AUTHORIZED LINES OF BUSINESS, AND SYSTEM ENHANCEMENT PROJECTS

A. If Customer requests that IMS initiate a project (related to the Insurance Administration Services) that will require IMS to materially deviate its systems from the system functionality currently in use by IMS ("System Enhancement Project"), IMS will provide Customer, on a timely basis, with an estimate of the time and costs required to complete such System Enhancement Project along with a detailed description and project plan of the change(s) requested as defined in Appendix B. Such estimate of time and cost will be subject to review and approval by Customer. IMS will not initiate the requested project until there is mutual agreement between Customer and IMS as to the estimated completion date, cost required and project plan. Upon written agreement between Customer and IMS regarding the detailed description of the project, the project plan and the estimated completion date ("Project Completion Date") of the System Enhancement Project, IMS will begin work on the project.

B. In the event that a non-conformity exists after implementation of a modification or enhancement, IMS will allocate not less than fifteen percent of the total hours expended to correct the non-conformity at no cost to Customer. Customer will pay IMS for all additional work performed by IMS, in excess of the fifteen percent of the total hours expended to correct the non-conformity, at the applicable current rates in Section V.2. of Schedule B.

         IN WITNESS WHEREOF, the parties hereto by their respective duly authorized representatives have executed this Agreement to be effective as of the 30th day of June, 2000.

"IMS":                                        "Customer":

INSURANCE MANAGEMENT SOLUTIONS, INC.          INSTANT INSURANCE HOLDINGS, INC.


By: /s/ Chris Breakiron                       By: /s/ B. G. Porter
    --------------------------------              ------------------------------
        Chris Breakiron                               B. G. Porter

As its:            CFO                        As its:       President/CEO
        ----------------------------                  --------------------------


Date:            7/3/00                       Date:           6/30/00
      ------------------------------                ----------------------------

                                   SCHEDULE A

                    AUTHORIZED STATES AND INSURANCE PROGRAM


IMS shall provide Insurance Administration Services as described in EXHIBITS I AND II for the following authorized line(s) of business ("Authorized Line of Business") in the following authorized state(s) ("Authorized States") for the following authorized companies ("Authorized Companies"):

1.       AUTHORIZED LINE OF BUSINESS: PERSONAL AUTOMOBILE

2.       AUTHORIZED STATES: THE UNITED STATES

3.       AUTHORIZED COMPANIES: INSTANT AUTO INSURANCE COMPANY

4.       IMS SERVICES CENTERS:

         IMS shall provide the Insurance Administration Services defined above primarily at IMS' St. Petersburg/Tampa, Florida Service Center location or, for data processing services only, at IMS' Bozeman, Montana Service Center, or with Customer's prior written approval, which shall not be unreasonably withheld, at another comparable IMS Service Center.

         The addition of any line of business, state or company not currently named in this Schedule A will require written agreement between Customer and IMS specifying the additional services to be provided by IMS and the corresponding Service Fees to be paid by Customer.

                                   SCHEDULE B

                                  FEE SCHEDULE

SECTION I         IMPLEMENTATION SERVICE CHARGES

A.       Initial Implementation

         Customer shall pay IMS an "Implementation Charge" equal to $___*___ in consideration of IMS implementing the Insurance Administration Services to be performed under this Agreement for the first five states (Colorado, Texas, Arizona, New Mexico and Indiana). All data center charges associated with implementing the base system are included in the Implementation Charge.

         Customer will pay this Implementation Charge as follows:

o        $___*___ due upon execution of the Agreement

o        $___*___ balance due after the first month of live production.

B.       Additional State Implementation

         After the first five states are implemented, Customer shall provide a minimum of six months prior written notice of its intended Rollout Plan for any given year. The implementation fee for each additional state will be $___*___, assuming the new state has materially similar and like function to the states previously implemented. Once business requirements are agreed to by Customer based on the Systems Development Life Cycle contained in Appendix B, IMS will complete the new state implementation within sixty days.

         New state requirements that do not have materially similar and like function, will be collaboratively defined. For states that have not been previously implemented with materially similar or like function, the cost to implement will be estimated and the time frame required to implement that state will be mutually agreed upon by Customer and IMS pursuant to Article XIII. prior to starting the implementation process.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

C.       System Development Estimates

         In addition to the Implementation Charge and state implementation fees delineated above, IMS will bill Customer monthly on a time and materials basis for the development work associated with the items in the following table. The total billed for each individual item will not exceed the Estimated Time and Materials total. Customer may withhold payment of an amount equal to ___*___ of the fees set out below until completion of the items listed below. Upon satisfactory completion by IMS of the items listed below, Customer shall tender to IMS the amount withheld pursuant to this paragraph within thirty (30) days of written notice from IMS of completion and written acceptance of such completion by Customer.


        ------------------------------------------------------- ------------------------------------
                                TASK                             ESTIMATED TIME AND MATERIALS TOTAL
        ------------------------------------------------------- ------------------------------------
                            Instant Rater**                                             $___*___
        ------------------------------------------------------- ------------------------------------
                  Data Warehouse Mapping Assistance**                                   $___*___
        ------------------------------------------------------- ------------------------------------
                      Flex Billing(R) development                                       $___*___
        ------------------------------------------------------- ------------------------------------
                  Non-Ace Distribution Partner Fee's                                    $___*___
        ------------------------------------------------------- ------------------------------------
           Interface to Choicepoint Allowing Motor Vehicle                               ___*___
           Record (MVR), Claim Loss Underwriting Experience
                  (CLUE) and Credit Score Reporting
        ------------------------------------------------------- ------------------------------------
        Reporting Based on Customer's Additional (Customized)                           $___*___
        Levels of Market, Distribution Type, and Distribution
                               Location
        ------------------------------------------------------- ------------------------------------
                            Tiered Rating**                                             $___*___
        ------------------------------------------------------- ------------------------------------
                                      TOTAL IMPLEMENTATION FEE                          $___*___
        ------------------------------------------------------- ------------------------------------

        **Subject to revision, until the business requirements for this project are completed and approved by Customer.

D. Upon execution of this Agreement, the fees billed to Customer pursuant to the Letter of Under-standing between the parties dated January 11, 2000, shall be subtracted from the Total Implementation Fee described in Section I,C. of Schedule B above.

SECTION II        DEFINITIONS

The following words will have the following meanings:

1. "Adjusted Net Direct Written Premium" ("NDWP") shall equal the gross amount of direct written premium (including increases thereto resulting from endorsements and premium audits) processed by IMS for the Authorized Line of Business, in a month, less the amount of reductions due to cancellations, endorsements and premium audits in such month for such Authorized Line of Business.

2. "Total NDWP" will mean the sum total of Customer's monthly NDWP for the Authorized Line of Business, for the current month and prior eleven (11) months.

3. "Charge Size" will mean the appropriate vertical column in the Policy Administration Service Fee Schedule, for each Authorized Line of Business, to be determined by the Customer's Total NDWP for that particular Authorized Line of Business.

4. "Charge Factor" will mean the appropriate percentage of premium to be paid to IMS, for Insurance Administration Services rendered for a particular Authorized Line of Business, based upon the Charge Size and the Monthly Average Policy Premium for that particular Authorized Line of Business.



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

5. "Monthly Average Policy Premium" will mean the appropriate horizontal row in the Policy Administration Service Fee Schedule below, for the Authorized Line of Business, to be determined by dividing the sum of the NDWP processed by IMS in a given month for the Authorized Line of Business by the number of new and renewal policies processed in such month for the Authorized Line of Business.

SECTION III       POLICY ADMINISTRATION - SERVICE FEE SCHEDULE

Customer shall pay IMS a monthly servicing fee ("Service Fee"), for all Insurance Administration Services rendered by IMS pursuant to this Agreement. The Service Fees will be calculated as follows:

1. The appropriate Charge Size for the Authorized Line of Business, for each month will be identified.

2. The Monthly Average Policy Premium will be calculated and the corresponding Charge Factor in the Charge Size Column, for the Authorized Line of Business, will be identified.

3. Each Service Fee, for the Authorized Line of Business, will equal the sum of the products resulting from multiplying the Charge Factor in the Policy Administration Service Fee Schedule (at the intersection of the Monthly Average Policy Premium row and the Charge Size column) times the NDWP processed by IMS for the month for the Authorized Line of Business.

4.       Charge Factor Table


-------------------------------------------------------------------------------------------------------------
                                          PERSONAL AUTOMOBILE
                               POLICY ADMINISTRATION SERVICE FEE SCHEDULE
-----------------------------------------------------------------------------------------------------------

                                   Charge Size (Based on Total NDWP)
---------- ------------------ ----------------- ------------------- -------------------- ------------------
Monthly
Average       ___*___              ___*___           ___*___             ___*___              ___*___
Policy        ___*___              ___*___           ___*___             ___*___              ___*___
Premium       ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------

$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------

Any reduction in the applicable Charge Factor, resulting from the attainment of a certain level of Total NDWP production level as specified above, shall only be applicable to business processed by IMS after Customers' Total NDWP production reaches that certain specified level.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

Upon IMS' compliance with implementation and development duties and responsibilities hereunder, IMS will require Customer to achieve a minimum NDWP of $___*___ to be processed on IMS' system within the first twelve calendar months following implementation. If Customer does not achieve this minimum, Customer will pay IMS, in addition to the actual service fee, the difference between the service fee on $___*___ and the actual service fee paid.

SECTION IV        HYPOTHETICAL MONTHLY SERVICE FEE

For illustrative purposes only, if in a given month, Customer writes $___*___ in NDWP and has a Total NDWP of $___*___ with an Average Policy Premium of $___*___. The charge factor of ___*___ would apply and the service fee for that month would be $___*___ x ___*___ or $___*___.

SECTION V         MISCELLANEOUS FEES

Those fees not otherwise billed under this Agreement will be billed as follows:

1. System modifications, enhancements, interfaces to Customer or other third-parties systems will be performed on a time and materials basis @ $___*___ per person, per hour, subject to an annual adjustment based on Article VI.A of this Agreement.

2. Data Conversion from existing Customer system to IMS system, or from IMS system to an alternative processing arrangement, will be performed on a time and materials basis at the rate of $___*___ per person, per hour, subject to an annual adjustment based on Article VI.A of this Agreement.

3. Third-party information services used to provide the Insurance Administration Services will be a pass-through expense to Customer.

4. Data communication line charges (used by IMS solely for Customer) will be a pass through expense to Customer.

5. Credit card processing fees will be a pass through expense to Customer.

6. IMS will provide data entry services, pursuant to Article VI.H of this Agreement, at IMS's servicing office at the time and materials rate of $___*___ per person, per hour, subject to annual adjustment based on
         Article VI.A of this Agreement.

7. The cost for Customer's existing or future output envelopes that differ from the standard output envelopes used by IMS, will be paid directly by Customer.

8. During the initial implementation phase, IMS will provide three days of training at Customer's office free of charge using the "train the trainer" approach. After the initial implementation, training and education for sales agents will be provided at a rate of $___*___ per day plus reasonable travel and living expenses.

9. Actual travel, and out of pocket living expenses incurred by IMS during the Implementation Period shall be paid in accordance with the terms of Article VI.C.


SECTION VI        OPTION FOR CUSTOMER TO TAKE CUSTOMER SERVICE IN-HOUSE

IMS shall perform the Customer Service functions described in Exhibit I, Section E and Customer shall pay IMS for those services pursuant to the terms of Schedule B. IMS and Customer shall jointly create audit criterion and performance standards ("Criterion") for measuring IMS' Customer Service performance. Customer may conduct monthly audits to determine whether IMS' performance meets the established Criterion. In the event IMS' Customer Service performance does not meet the Criterion, Customer may perform the Customer Service functions described in Exhibit I, Section E at Customer's expense.



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

Customer must give IMS thirty (30) business days notice of its intent to perform the Customer Service functions and at the end of that thirty (30) day period ("transition period"), the Policy Administration Service Fees in Schedule B, Section III will be replaced with the Service Fees described in the table below and IMS will no longer provide the services identified in Exhibit I, Section E.

-------------------------------------------------------------------------------------------------------------------
                                               PERSONAL AUTOMOBILE
-------------------------------------------------------------------------------------------------------------------
                                    POLICY ADMINISTRATION SERVICE FEE SCHEDULE
-------------------------------------------------------------------------------------------------------------------
                                           (EXCLUDING CUSTOMER SERVICE)
-------------------------------------------------------------------------------------------------------------------

                                   Charge Size (Based on Total NDWP)
---------- ------------------ ----------------- ------------------- -------------------- --------------------
Monthly
Average       ___*___              ___*___           ___*___             ___*___              ___*___
Policy        ___*___              ___*___           ___*___             ___*___              ___*___
Premium       ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------
$___*___      ___*___              ___*___           ___*___             ___*___              ___*___
---------- ------------------ ----------------- ------------------- ------------------- -------------------

Customer will pay IMS for any work performed during the transition period at the then current rates set forth in Section V.2. of Schedule B.



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

SECTION VII       CLAIM ADMINISTRATION SERVICES FEES

1. IMS will provide Claim Administrative Services described herein and charge Customer based on features. The following is the "flat rate" charge by coverage feature:

             ---------------------------------------------- ------------
                                Feature                       Charge
             ---------------------------------------------- ------------
             Bodily Injury                                    $___*___
             ---------------------------------------------- ------------
             Personal Injury Protection                       $___*___
             ---------------------------------------------- ------------
             Uninsured/Underinsured Motorist Bodily Injury    $___*___
             ---------------------------------------------- ------------
             Property Damage                                  $___*___
             ---------------------------------------------- ------------
             Collision and Uninsured/Underinsured             $___*___
             Motorist Property Damage
             ---------------------------------------------- ------------
             Comprehensive                                    $___*___
             ---------------------------------------------- ------------
             Towing and Labor Only                            $___*___
             ---------------------------------------------- ------------
             Rental                                           $___*___
             ---------------------------------------------- ------------
             Record Only                                      $___*___
             ---------------------------------------------- ------------
             Medical Payments                                 $___*___
             ---------------------------------------------- ------------
             Safety Equipment                                 $___*___
             ---------------------------------------------- ------------
             Deductible Coverage                              $___*___
             ---------------------------------------------- ------------

         The fees payable for each feature are payable in three equal payments as follows: initial payment due upon opening the feature, second payment due thirty (30) days after opening feature and third, final payment due within sixty (60) days of opening feature. In the event Customer requests that IMS provide Claim Administration Services for a feature(s) not specified above, Customer and IMS will negotiate IMS' charge for handling the feature.


2. Customer will pay IMS $___*___ per claim file for Claim Administration Services performed on claims where IMS performs an investigation, but is unable to establish a feature in the claim system.

3. Customer will pay IMS the greater of $___*___ or ___*___ of the net salvage (including owner retained) recovery obtained by IMS on Customer's behalf.

4. Customer will pay IMS ___*___ of the net subrogation recovery obtained by IMS on Customer's behalf.

5. Customer will pay IMS $___*___ per claim file referred to the IMS Special Investigation Unit.

6. Customer will pay all claim expenses and costs directly, as pass-through expenses, except the costs of police reports and auto appraisals (excluding total loss evaluations).

7. IMS will pay Customer $___*___ for every appraisal performed by Customer's appraisers at IMS' request where geographically appropriate.

8. Data communication line charges (used by IMS solely for Customer) will be a pass through expense to Customer.

9. IMS will pay Customer $___*___ for every reinspection performed by Customer's reinspectors at IMS' request.

10. IMS will complete Customer's claim detail form ("Claim Detail Form"). Customer will pay IMS $___*___ for every Claim Detail Form completed by IMS on Customer's behalf.

11. Customer will pay IMS $___*___ per person per hour for any additional services requested by Customer and performed by IMS on Customer's behalf.



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

12. In the event the average number of features per claim exceeds 2.1, Customer reserves the right to review / re-negotiate the features charges portion of this Agreement. Additionally, if the number of features closed without payment as a percentage of opened features exceeds ___*___, Customer reserves the right to review / re-negotiate the features charges portion of this Agreement.



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                   SCHEDULE C

                SERVICE STANDARDS AND INCENTIVE/PENALTY SCHEDULE

For purposes of this Schedule C, data received by IMS after 6:00 P.M. Eastern Standard Time will be considered "received" on the following business day.

I.       Policy Administration Service Standards

         The following Service Standards will be subject to the incentives/penalties contained in Section II and III of this Schedule C.

         A. A new business policy is considered issued when the declaration page and attachments are generated in the system and mailed out.

                  New business policies will be automatically issued by the policy processing system within two (2) business days of receipt of (1) the electronic record of funds (distribution partner, Automated Clearing House (ACH), or credit card) and,
                  (2) motor vehicle report (MVR), claims loss underwriting experience (CLUE) report, and credit score information from the data services vendor.

         B. A policy is rewritten if payment is received after the policy lapse. A rewritten policy is a new policy which contains a new policy number and a new effective date. The old policy is cancelled and the new policy is "rewritten".

                  Policy rewrites will be issued automatically by the policy processing system within one (1) business day of receipt of cash beyond the time period acceptable for reinstatement as determined by State statutes.

         C. A policy will be reinstated when the payment is received within the allowable time frame for reinstatement with no lapse in coverage.

                  Policy reinstatements will be issued automatically by the system within one (1) business day of receipt of cash within the reinstatement guideline 98% of the time.

         D. 98% of policies canceling for non-payment will be canceled automatically in the nightly cycle.

         E. IMS will maintain without employing the practice of taking messages, no more than 3% phone call abandonment rate, based on the total number of customer calls received and not answered at or after a 20-second threshold, during agreed upon business hours.

         F. 85% of customer service calls will be answered by a customer service representative within 20 seconds, during agreed upon business hours. 98% of customer service calls will be answered by a customer service representative within 60 seconds during agreed upon business hours and customer service will use verbiage and material supplied by Customer.

         G. Minimum System Availability of 98% During Customer's Business Hours as Defined in the Agreement.

         H. Maintain an Average Systems Workload Less than 80% of System Capacity Central Processing Unit (CPU), Disc Access Storage Device (DASD).

         I. The following monthly management financial reports will be available for distribution by the 4th business day of the month:

                  o     Written premium by coverage

                  o     Earned premium by coverage

                  o     Policy fees

                  o All components of incurred losses and Allocated Loss Adjustment Expenses (ALAE) (paid, case reserves, recoveries)

                  o Claim counts, feature counts and loss data (new claims, outstanding claims, closed claims with and without payment)

                  o A list of in-force policies (with a total count) that includes (I) premium receivable - billed, (ii) premium receivable - not yet billed and (iii) unearned premium.

         J. 98% of telephone endorsements will be rated simultaneously with the initial oral request of the insured (no callbacks), to include billing information, provided the customer has the complete information to rate at time of contact. If the customer does not have the complete information to rate at the time of contact, IMS will follow up call to the Customer to obtain the information.

         K. On 98% of policies coming up for system cancel IMS will make one call to the insured within two (2) business days of the anticipated cancellation date to remind them to make the payment (outbound retention calls), and the insured's policy will be documented accordingly.

         L. On 98% of policies requiring additional underwriting information IMS will make a reminder call to the insured to send in information according to Customer's workflows, but no more than four (4) calls in a sixty (60) day period.


II.      IMS Incentives

         If in any month, IMS' performance exceeds all of the above standards described in Part I, of this SCHEDULE C, Customer will pay IMS an incentive equal to ___*___ of the total amount invoiced by IMS to Customer for policy administration services during that month. IMS will track its performance of those standards, calculate any incentive amount owed to IMS by Customer, and add the incentive amount to IMS' total invoice amount.

III.     IMS Penalties

         IMS will generate weekly reports detailing the service levels achieved on a weekly average for the service standards contained in this SCHEDULE C. In the event that any service level average falls below the standards described in SCHEDULE C.I., IMS will owe to Customer a penalty of $___*___ per standard not met.

         IMS will have seven (7) days from the date of the report to correct said standard, and if the next weekly report does not reflect a correction, IMS will pay Customer an additional penalty of $___*___

         IMS will continue to owe additional penalties of $___*___ per week for any standard not met until the service level is cured. However, if the service level is not cured within twenty-eight (28) days after the date of the first report documenting that the standard was not met, IMS will be in breach of this agreement.



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                   SCHEDULE D

                            ADDITIONAL SERVICE GOALS



IMS will meet the service goals described in this Schedule D in the performance of the services described in Exhibits I and II. These goals are NOT subject to the penalties-incentives of Schedule C. However, if an audit reveals that any additional service goal specified in this Schedule is not being met, IMS will have thirty (30) calendar days from the time it is notified of a goal not being achieved to correct the deficiency. If the deficiency is not corrected by the end of the thirty (30) calendar days, then IMS will be in breach of this Agreement unless programming is required to correct the deficiency and the programming requires a period of time greater than thirty (30) calendar days. If so, IMS will provide Customer with an estimated timeframe to correct the breach and mutually agree on the correction period. The provisions of Schedule D will apply to services performed by IMS after sixty (60) days from the Effective Date of this Agreement.

A. Operational / System Processing Goals


         1. Motor vehicle report (MVR), claims loss underwriting experience (CLUE), and credit score will be ordered automatically (no human intervention required) by the quoting application from the data services vendor at the point of sale a minimum of 95% of the time. A minimum of 95% of the data received back from the data services vendor will be available to the quoting system.

                  Note that immediate turnaround service is not offered in every state, but the information will still be requested by the system at point of sale.

         2. Output is generated within one (1) business day of print/mail date.

         3. All insured requested endorsements received will be processed within five (5) business days of receipt to IMS, as verified by the incoming date stamped on the request, provided the insured has supplied the complete information, and state statutory requirements are met.

         4. IMS will verify accurate output (match system data to filed forms) by means of random weekly quality checking at point of output in Policy Assembly.

         5. On 98% of incoming and outgoing calls IMS will document in the policy system on client's individual policy the reason(s) for the call, issues, and outcomes discussed with the customer.

         6. All customer requested cancellations received will be processed within two (2) business days of receipt by IMS, as verified by the incoming date stamped on the request, provided insured signature(s) are included and state statutory requirements are met.

         7. Payments received at IMS' office will be posted to the policies the same business day as received until 12:00 noon. Any payments received after that time will be processed on the next business day.


B.       Management Reporting

         IMS will produce management reports according to Customer defined hierarchy, which includes: company, product, state, market, distribution type, distribution location, and producer. The following daily reports will be available to Customer:

         1.       New business policy counts and total new business premium.

         2.       Renewal counts and total renewal premium.

         3.       Cancellation counts and total cancellation premium.

         4.       Rewrite counts and total rewrite premium.

         5.       Reinstate counts and total reinstate premium.

C.       Projects

         IMS will complete all projects governed by Article XIII.B. provided all information pursuant to Article IV.A. and appropriate signoffs are received from Customer.

D.       Claims

         1. IMS will establish a claim file indemnity reserve within 30 Calendar Days of the first notice of the loss on 95% of the new claims received each month where IMS is able to open a feature in the system.

         2. IMS will reinspect an average of 15% of all vehicle repair estimates per month. The reinspections will be chosen based on market dynamics and inspection quality.

         3. IMS will contact 85% of insureds/claimants within one (1) Business Day from the date the claim is reported or from the date the insured/claimant is identified, whichever occurs first. IMS will contact 100% of the insureds/claimants within three (3) Business Days from the date the claim is reported or from the date the insured/claimant is identified, whichever occurs first. "Contact" is defined as a telephone conversation with the insured/claimant, or leaving a message for the insured/claimant on a recorded message device or with another person, or mailing a contact card to the insured/claimant's last known address via regular mail, which advises them that the claim representative has been unsuccessful in reaching them, and requests that they contact the claim representative.

         4. IMS will inspect 90% of covered vehicles with claimed damage in excess of $1500.00 within three (3) Business Days from the date the vehicle location is identified by IMS, when the vehicle is located within a major metropolitan area.

         5. IMS will inspect 80% of all supplemental claims of covered vehicle damage where the original vehicle damage appraisal exceeds $3,000 and the supplemental damage claim exceeds 15% of the original appraisal.

         6. IMS will manage renal losses by appraising vehicles after tear down where feasible, refusing rental direct billing, minimizing rental duration through communication with the vehicle owner, and using rental companies that offer favorable rates. The time period allowed for rental will be based on the number of days required to repair the vehicle.

         7. IMS will inspect 20% of supplemental claims of covered vehicle damage where the original vehicle damage appraisal is less than $3,000.

         8. IMS will achieve an average score per year of 3.00 on the Customer Feedback Survey Program. This average will be calculated by totaling the individual survey question responses on all surveys annually. IMS Claim Management will contact 100% of all those individuals who returned a survey response with an average survey rating below 2.00 per survey.

         9. IMS will conduct recorded interviews, if permission is granted, within 30 Calendar Days (where not prohibited by local, state or other applicable law) of the first notice of the loss on 80% of new claims received each month where the claim representative determines that there is a material coverage question, questionable liability, claims involving bodily injury, or subrogation potential. A recorded statement will be taken, at the IMS adjuster's discretion, on those questionable liability claims involving property damage only. A loss within the first 30 days of policy inception, theft claims and fire claims will be referred to SIU for obtaining a recorded statement and investigation.

         10. IMS will obtain a Police Report on all claims where the accident was reported to the police and a Police Report is judged by IMS to be a necessary part of the claim investigation.

         11. 95% of all pending claim files (except glass claims, record purposes only claims and catastrophe claims) will contain an Adjuster Claim File Report and an Updated Action Plan as the claim file develops.

         12. Reinspection Program Exception Rates for reinspections performed by external appraisers will not exceed 5% error ratio. Reinspection Program Exception Rates for reinspections performed by internal staff appraisers will not exceed 7% error ratio.

         13. Net Salvage Recovery (which is defined as the percentage of vehicle value after expenses) will be targeted at 13% unless relevant local, state or federal law makes this goal unreasonable or unobtainable.

         14. IMS Claim Supervisors or Managers will complete fifteen (15) of IMS' internal Quality File Reviews on open or closed claim files per Adjuster per Quarter, including a proportionate number, but no less than twenty (20), of Customer's claim files.

         15. IMS will strive to achieve a minimum score of 90% on all Internal Audits conducted which will include a proportionate number of Customer's claim files. A score of "90%" means that 90% of the quality items reviewed obtained a score of "satisfactory."

         16. IMS will make payment on 60% of Collision Features within 25 Calendar Days of feature open date and 80% within 40 Calendar Days of feature open date.*

         17. IMS will make payment on 40% of Property Damage Features within 25 Calendar Days of feature open date and 60% Within 45 Calendar Days of feature open date.*

         18. IMS adjusters will return telephone calls to insureds and claimants within 24 hours of the call's receipt.


         *Subject to review and modification after 90 days.

                                   EXHIBIT I

                         POLICY ADMINISTRATION SERVICES

For the purposes of this Exhibit I, Insured means an insured or potential insured of Customer.

IMS will provide the following services to Customer:

A.       INTERNET FUNCTIONALITY AS IT PERTAINS TO CUSTOMER

IMS will provide functionality to Customer over the Internet or through direct connection as described below. (Both connectivity strategies will be referred to in this section):

o Quoting - Available to Customer for obtaining a rate on a potential new policy.

o Convert Quote/New Business Processing - Ability to issue a policy remotely with signature verification/underwriting performed by IMS' customer service.

o Policy Changes (Endorsements) - Available to Customer for making policy changes.

o        Policy Inquiry - All policy data will be available to Customer.

o Policy Processing - Customer will have access to all policy processing functions available to IMS customer service representatives.

o Online Documentation - Help text and online user documentation will be available to Customer.

o Security - Providing varying degrees of access as currently presented by IMS.

o Industry standard financial transaction security (Secure Electronic Transaction (SET), Secure Sockets Layer (SSL), etc.)

o IMS will coordinate with ZyQuest, Customer's vendor, to implement an interface between the quoting/rating system and the point of sale
         (POS) system.

o IMS will coordinate with ZyQuest, Customer's vendor, to verify that quoting/rating includes POS integration.


B.       POLICY ISSUANCE

IMS will provide:

o        Policy issuance for New Business, Renewals, and Endorsements

o Renewal/cancellation/reinstatement/rewrite processing - Automated according to Customer Flex Billing(R)

o        Automated Rating

o        Non-renewal processing

o        Printing of declarations and related forms.

o Forms which match those filed and approved with the Department of Insurance.

o        Data printed on forms which match data in the system.

o Rewritten policies which retain the same policy number as the original policy with an increase in the policy suffix number.

o        Output mailed to Customer daily.


C.       BILLING

IMS will:

o Print and mail invoices, combo notices, reminders, cancellation notification, return premium disbursements

o Process Credit Card, Electronic Checking, and Automatic Checking Withdrawal payment processing and the ability to sweep accounts using Automated Clearing House (ACH).

o        Employ Customer Flex billing(R)

o        Automatically Process cancellations for non-payment

o Send out two overdue notices. Once account reverts to collection status, IMS will send to Customer or the collection agency of Customer's choice.

o Process Cancellations in the cycle the night before cancellation. For example, policies due to cancel at 12:01am Thursday, 12/2 will be processed after hours on Wednesday (12/1) cycle. This way, the cancellation is effective right after the cycle is complete.

o Look ahead and process Sunday and/or holiday Customer transactions a day early for any day that is not a postal mailing day (Sundays and postal holidays). For example, on Saturday, all of the cancellations occurring on Sunday will be processed on Saturday night's cycle.

o Provide hours of operations: Monday through Friday, 8:00 a.m. to 11:00 p.m. Eastern Standard Time and Saturday, 9:00 a.m. to 9:00 p.m. Eastern Standard Time, including IMS paid holidays of the day after Thanksgiving and Christmas Eve day.


D.       CUSTOMER SERVICE

IMS will:

o Respond to insured and agent (sales representative) telephone inquiries - Customer Service/Processing and Underwriting functionality is available remotely at multiple Customer sites (Dallas & Michigan facility) beginning day one of implementation with IMS. Customer and IMS will jointly develop and mutually agree on the defined workflow based off the functionality in Customers current workflow.

o Convert quote / new business processing - involves reviewing images / signature verification, underwriting, and issuing new business policies.

o Process requests for policy changes - Real-time over the telephone and documented requests including ability to calculate next billing amounts as an integrated function of rating software.

o Work with Customer to jointly create a Customer Service audit form ("Audit Form"), to be used by IMS and Customer to measure telephone interaction between IMS' Claim Service Representatives and Customer's policy holders.

o        Answer Base Auto System (BAS) questions prior to policy issuance.

o Conduct jointly with Customer, audits of the Customer Service Representative's performance based on the performance standards described in the Audit Form. The audits will be conducted during the last week of each calendar month and will result in a Customer Service Representative performance score of "outstanding", "satisfactory" or unsatisfactory".

o Process Credit Card, Electronic Checking, and Automatic Checking Withdrawal installments over telephone. IMS will provide credit card processing and the ability to sweep accounts using Automated Clearing House (ACH.)

o        Utilize Interactive Voice Response Unit (IVR)

o Provide Toll-free Number - Utilizing Customer's existing toll-free number.

o Respond to correspondence related to policy and claims services - Includes all correspondence sent to IMS on behalf of Customer by its Insureds, staff, and management.

o Track and respond to complaints related to policy and/or claims services

o Review every application image (new business and endorsements) for Insured written-in modifications, presence of signature, coverage's, and supporting documentation and apply the appropriate up-rates.

o Utilize telephone and email for Customer support. Toll-free, Interactive Voice Response (IVR) and voicemail are methods of phone interaction with insureds. IVR options are Frequently Asked Questions, Live Support Option and Voice Mail for all insureds.

o Operate Monday through Friday, 8:00 AM - 11:00 PM Eastern Standard Time, and Saturday, 9:00am to 9:00 PM Eastern Standard Time, including IMS paid holidays of the day after Thanksgiving and Christmas Eve.

E.       MANAGEMENT REPORTING

         IMS will produce reporting according to Customer defined hierarchy which includes: company, product, state, market, distribution type, distribution location, and producer. The policy processing system will be enhanced to capture the information necessary to provide information in this hierarchy. Customer will rely on its data warehousing solution to provide management reports in this hierarchy other than those necessary for financial management, listed in Section F.2 of this
         Exhibit I.

         1.       MANAGEMENT REPORTING

         IMS will:

         o        Produce standard activity reports

         o        Produce standard monthly reports

         o        Produce standard accounting reports

         o        Produce premium and loss reports

         o Allow Olympic Amis to place the Datamirror product on IMS' central policy processing system and activate the journaling services required by the Olympic Amis solution.

         o IMS will reimburse Customer for the cost of the data mapping services performed by IMS through a credit for future services performed by IMS on behalf of Customer, if IMS decides to implement the Olympic Amis solution.

         2.       FINANCIAL REPORTING

                  a.       DAILY

                  IMS will provide daily reports detailing:

                  o     New Business Counts and Total New Business Premium

                  o     Renewal Counts and Total Renewal Premium

                  o     Cancellation Counts and Total Cancellation Premium

                  o     Rewrite Counts and Total Rewrite Premium

                  o     ReCustomer Counts and Total ReCustomer Premium

                  b.       MONTHLY

                  IMS will provide monthly reports detailing:

                  o     Written Premium by Coverage

                  o     Earned Premium by Coverage

                  o     Policy Fees

                  o Incurred Losses and ALAE amounts by Coverage (paid, case reserves, recoveries)

                  o Claim Counts and Feature Counts and amounts (new claims, outstanding claims, closed claims with and without payment)

                  o     In Force Policy List (with a total count) that Includes
                        (1) Premium Receivable - billed, (2) Premium Receivable
                        - not yet billed and (3) Unearned premium.


         3.       BUREAU/STATISTICAL REPORTING

         IMS will:

         o        Process and balance premium and loss data

         o        Edit and correct invalid data

         o        Prepare and mail Bureau transmittals

         o        Provide on-going Regulatory changes

         o        Maintain history files

         o        Provide support for Department of Insurance (DOI) Filing

         o Provide hard copy or electronic submissions (does not include annual and quarterly statements filings with the DOI)

F.       ACCOUNTING AND PREMIUM ADMINISTRATION

IMS will provide:

o Issuance, control and accounting for disbursements for premium and losses

o        Posting, balancing, and control of premium suspense

o Receipt and posting of all installment payments (including lockbox if volume necessitates)

o        Bank reconciliation of premium and loss accounts

o        Mini general ledger of direct premium and loss activity

o Posting and balancing of electronic cash received from distribution centers.

o        System generated reports for all direct premium and loss activity.

o        Month-end closing within four (4) business days of month-end.

o Reconciliation within four (4) business days of receipt of bank statements.

o Daily reconciliation of distribution center cash to IMS cash suspense within two (2) business days of transaction date.

G.       PRINT AND DISTRIBUTION SERVICES

IMS will provide:

o Automated document library - A copy of all central policy processing system computer-generated policy documents is maintained within the electronic document design program, and hard copies are maintained within company/product specific catalogs. All applicable versions of any document remain within the document library. IMS will provide Customer with a hard copy of all documents contained in this library.

o Electronic document assembly - IMS uses a document packaging distribution tool that sorts forms before they are printed, ensuring that recipients receive all forms, sorted by specific criteria, in a single package.

o Electronic document archival/retrieval - A copy of all central processing system computer generated policy documents for each policy, such as new business and renewal declarations, renewal bills, endorsements, cancellations, and correspondence, is electronically transformed into an image and is stored in the Computer Output to Laser Disc (COLD) Imaging System. These company images are duplicates of the documents received by the insured, producer, and other respective parties. Archived documents will be available to IMS' customer service and Customer for retrieval.

o Automated finishing/insertion facility - The policy document output produced from the computer system will be sorted and packaged by IMS' document packaging system and will be prepared for assembly throughout the entire day. Once prepared, the output will be assembled on IMS' document assembly device.

o Mail pre-sort facility - IMS uses a presort vendor to reduce postage costs. Most mail is forwarded to the presort vendor. Mail forwarded directly to the US Postal Service shall include any checks (for security reasons), and any packages processed past the vendor's pick-up deadline.

o Mailing (including postage and supplies) - The US Postal Service will not guarantee a three day turn around time. If this is a mandatory requirement, IMS will investigate the capabilities of external service providers to meet this requirement. The additional cost of this service will be a pass through expense to Customer.

o Current Document Imaging - At the time of the Agreement Effective Date, IMS Records Management Services handles the preparation, scanning, indexing and quality assurance of all hard-copy policy documents to be scanned into the Imaging System. All hard copy (paper) policy files are prepared for imaging. This entails taping torn documents, removing staples and paper clips, incorporating document separator pages between each group (folder) of policy documents, and making sure the correct policy number is included on each document. These policy documents are quality reviewed prior to scanning to ensure all of the above has been completed correctly. Once the prepped documents are quality reviewed, the documents are scanned. The scanning operator will log all necessary information to track the batch of work until it is completely processed. Once scanned, the document folders are indexed into the Imaging System by policy number and document type. The indexed documents are quality reviewed one more time to ensure accuracy. After the documents have been archived in the imaging system, the hard copy/paper documents are destroyed. All imaging system data base information is backed up nightly to tape and the actual archived images are backed up nightly to optical platters. All pictures received with policy documents are labeled with a policy number and are stored manually. There is a manual and computer log, which details the exact location of the photos for retrieval. For Internet viewing, access will be limited to COLD forms only. Any hardware or software required by Customer to review imaged documents will be a pass through expense.

o Future Document Imaging - IMS is currently researching an alternative Imaging solution. When implemented, Customer will have access to all functionality of the new Imaging solution. Any hardware or software required by Customer to review imaged documents will be a pass through expense.

o Fax server capability to receive faxes from ACE locations for signed policy documents.

o        Operation hours: Monday through Friday, 8:00 a.m. to 11:00 p.m.
         Eastern Standard Time and Saturday, 9:00 a.m. to 9:00 p.m. Eastern Standard Time, including IMS paid holidays of the day after Thanksgiving and Christmas Eve day.

H.       DISTRIBUTION CENTER ADMINISTRATION

IMS will provide:

o        Distribution Center record assignment and control

o        Maintenance of Distribution Center File

o Accounting and payment of Customer's non-ACE distribution partnership fees. IMS will calculate and pay non-ACE distribution partners


I.       SYSTEM ADMINISTRATION

IMS will provide:

o        Hardware/software maintenance and enhancements.

o System availability to Customer including all 3rd party products necessary to provide system availability (data communications costs are pass-through). IMS will purchase, in addition, any 3rd party products necessary to provide system availability that will reside locally at IMS. Connectivity decisions will be jointly agreed upon well in advance of system implementation. A connectivity recommendation will be made by IMS based on completion of the Connectivity Project Definition by Customer after analysis and any necessary clarification of the project definition contents. A connectivity recommendation will be made by IMS based on the Connectivity Project Definition.

o Processing of daily (7 day per week cycles), weekly, monthly, and annual cycles.

o 22 hours a day, 7 days a week (4:00 a.m. to 2:00 a.m. EST) system availability. IMS is currently pursuing development of a system which will provide 24-hour per day Internet availability.

o Maintenance to the system including rate table updates, billing plan table updates, and updates to other miscellaneous tables including regulatory maintenance requirements.

J.       TECHNICAL SUPPORT FOR REMOTE SYSTEMS USERS

IMS will provide technical support for all Internet Solutions IMS administers and/or develops in support of the services for Customer defined in this Agreement.

This support will include:

o        Security

o        How to access the systems

o        How to use the systems

o        User documentation (on-line)

o        General usability questions regarding the applications

o        Problem determination and resolution

o All telecom service issues, administration and setup related to IMS provided solutions.

o Support availability Monday through Friday, 8:00am to 11:00pm Eastern Standard Time and Saturday, 9:00am to 9:00pm Eastern Standard Time, including IMS paid holidays of the day after Thanksgiving and Christmas Eve day.

                                   EXHIBIT II

                         CLAIM ADMINISTRATION SERVICES

IMS will perform the following Claim Administration Services on Customer's behalf in compliance with applicable law, and subject to periodic review and audit thereof by Customer throughout the term of this Agreement:

I.       Claim Adjusting and Program Management

IMS will:

         A. Administer claims in accordance with the terms and conditions of Customer's insurance policies, this Agreement, and applicable state insurance laws, rules, and regulations that pertain to claim handling.

         B. Provide appropriate staff to service Customer's business based upon claim volume.

         C. Conduct internal claim file audits and quarterly file reviews.

         D. Utilize IMS' claim handling best practices, and for all Level I features, complete the IMS Claim Summary Sheet.

         E.       Provide vendor management.

II.      Claim Adjusting Support

IMS will:

         A. Utilize and manage external adjusters and appraisers, in field locations not staffed by IMS or customer. Decisions as to when to use external adjusters and appraisers will be made by IMS and will be based on each individual claim file and the need for external investigation in order to document the facts.

         B. in field locations not staffed by IMS or customer. Decisions as to when to use of external adjusters and appraisers will be made by IMS and will be based on each individual claim file and the need for external investigation in order to document the facts.

         C. Perform all services necessary to collect subrogation or salvage that may benefit Customer.

         D. Manage claim litigation through the use of external defense counsel and litigation management planning.

         E. Investigate insurance fraud indicators through the IMS Special Investigation Unit and conform with all filed and state specific fraud plans and any other statutory or regulatory requirements, as required by applicable law.

         F. Conduct and manage review of claim file medical records utilizing IMS' internal Medical Resource Unit on all applicable cases.

         G. Employ mechanized medical bill utilization review methods on a case-by-case basis.

         Customer requests the use of medical bill repricing based on International Classification of Diseases (ICD)-9 codes and Current Procedural Terminology (CPT) codes. ICD-9 Codes stands for International Classification of Diseases, 9th Revision. These codes appear on medical treatment bills and describe the diagnosis, symptoms, complaint, and condition or problem for which medical services are rendered. Current Procedural Terminology (CPT) Codes are used to report medical services and procedures performed by physicians.

         Customer requests the use of CAPA-certified after-market parts, on a limited basis where form, fit and structural integrity has been validated. After-market parts will not be used for structural or safety-related components. Non-structural after-market parts, such as headlamps, batteries, or appearance items, will be used whenever and wherever applicable.

         Customer requests the application of betterment or depreciation to automobile estimates in all states.

III.     Claim Service Center

IMS will:

         A. Handle and process initial loss reports received by Customer or Customer's prior vendor, only if the information submitted by Customer or Customer's prior vendor is sufficient to enter a claim into the IMS claim system. Sufficient information required to set up a claim on the AS 400 Claim System is insured name, policy number, address, telephone number, damaged property, and description of the accident. Sufficient information required to set up a claim on the AS 400 Claim System is insured name, policy number, address, telephone number, damaged property, and description of the accident.

         B. Provide claim adjusting core clerical support, which includes all mail processing, file control and industry reporting (e.g. index bureau, NICB, Fraud Bureau and provider of service). which includes routing, filing, sorting, photocopying claims files, delivering, printing, bar coding, faxing of claim material, mail indexing, mail matching, mail preparation, and sending mail.

         C. Maintain operating hours of 7:30 A.M. to 8:00 P.M. Eastern Standard Time (EST), Monday through Friday, excluding bank holidays for Florida State Banks or an IMS paid holiday (New Year's Day, Memorial Day, Independence Day, Thanksgiving Day, day after Thanksgiving, Christmas Eve (after 12:00 P.M. Eastern Standard Time) and Christmas Date). IMS will provide First Notice of Loss reporting services twenty-four (24) hours per day seven (7) days per week.

IV.      Claim System

IMS will:

         A. Utilize an AS400 based claim system for claim documentation and processing.

         B. Provide Customer with remote claim system access to the AS400 (view only) as reasonably requested by Customer subject to the fees described in Schedule B.

         C. Provide Customer up to ten (10) hours of initial AS400 training to Customer's representative(s) at IMS' office location at no cost to Customer, except Customer must pay its own travel expenses, including, but not limited to, hotel costs, transportation costs, and the cost of meals.

         D. Provide Customer with sixty (60) days sixty (60) days written notice of a proposed material change in or enhancement to the claim system in use on the Effective Date of this Agreement. Written notice to Customer will include details of the proposed material change or enhancement. IMS will provide customer with appropriate ten (10) hours training with respect to such proposed material change or enhancement.

V.       Authority Levels

         IMS will establish claim reserves and make claim payments on behalf of Customer, for each coverage, up to the amounts specified in the table below ("Authority Table"). Where a claim reserve amount or claim payment amount will, in IMS' judgment, exceed the amounts listed in the Authority Table, IMS will request from Customer, in writing, an increase in the authority level amounts, and Customer will promptly respond, in writing, so that the claim reserve can be established or the claim payment made.


                                                 AUTHORITY TABLE*

                                                           ============================= ==========================
                                                                   Reserve Limit                 Payment Limit
        ================================================== ============================= ==========================
        Level                                                Indemnity       Expense       Indemnity      Expense
        ================================================== =============  ============== ============== ===========
        1 (applies to Claim Adjuster Trainees)               $ 5,000.00     $   250.00     $ 2,500.00    $  150.00
        -------------------------------------------------- -------------  -------------- -------------- -----------
        2 (applies to Claim Adjusters)                       $10,000.00     $ 1,500.00     $ 7,500.00    $  500.00
        -------------------------------------------------- -------------  -------------- -------------- -----------
        3 (applies to Claim Adjusters)                       $25,000.00     $10,000.00     $15,000.00    $5,000.00
        -------------------------------------------------- -------------  -------------- -------------- -----------
        4 (applies to Supervisors & Technical Advisors)      $50,000.00     $15,000.00     $35,000.00    $7,500.00
        ================================================== =============  ============== ============== ===========

         *Customer may modify the authority levels listed in the Authority Table upon 30 days written notice to IMS. Any such modification may result in a change to the fees described in Schedule B, Section VII.

VI.      Catastrophe Claims

IMS will:

         A. Adjust Customer's claims which result from a weather catastrophe.

         B. Deploy catastrophe claim adjusters to a catastrophe-affected area where a single event results in 50 or more physical damage claims within a 20-mile radius.

VII.     Management Reporting

IMS will:

         A. Provide Customer with weekly and monthly claim summary reports, the contents of which will be mutually agreed to in writing by Customer and IMS.

         B. Provide Customer with monthly productivity and severity detail and summary reports, the contents of which will be mutually agreed to by Customer and IMS in writing.

         C. Provide Customer with subrogation, Copart and Certified Collateral Corporation ("CCC") total loss reports, the contents of which will be mutually agreed to by Customer and IMS in writing.

         D. PROVIDE CUSTOMER WITH DAILY INCURRED LOSS REPORTS AND DAILY FEATURE COUNT REPORTS AS MUTUALLY AGREED TO BY CUSTOMER AND IMS. by feature, coverage, and state. Provide Customer with daily feature count reports which show the number of features received, reopened, and closed by coverage and state.

         E. Monthly reports will be provided to Customer on or before the third business day after the close of the month. Weekly reports will be provided to Customer on or before Tuesday of the following week. Daily reports will be provided to Customer on the next business day.

VIII.    Claim Account

         A. IMS will maintain a daily register of checks drawn on the Claims Account for each loss payment and expense. IMS will also maintain a daily register, which register shall include, for each claim or claimant, the claim number, feature code, policy number, loss date, name of the payee, date and check number of the disbursement, and the amount and purpose of the payment.

         B. Any monies collected by IMS for salvage, subrogation, contribution or deductible reimbursement will be deposited by IMS in the Claims Account within one business day upon receipt by IMS thereof.

IX.      Accounting

         A. IMS will issue checks related to claim handling, and provide one monthly bank account reconciliation, which includes balancing the check records back to the bank statement.

         B.       IMS will provide no other accounting services, such as:

                  o     Annual statement support

                  o     Statistical reporting

                  o     Month-end processing

                  o     Month-end reporting

                                   APPENDIX A

                                 ROLLOUT PLAN*























* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                                   APPENDIX B

                         SYSTEMS DEVELOPMENT LIFE CYCLE*























* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.